QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24

POWER OF ATTORNEY

    Each director of Pacifica Bancorp Inc. (the "Company"), whose signature appears below, hereby appoints Jeffery C. Low, Chairman, President and Chief Executive Officer, as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company's consolidated Form 10-KSB and Annual Report (the "Annual Report"), and likewise to sign any and all amendments and other documents relating thereto, each such person hereby granting to such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that such attorney or his substitute may do by virtue hereof.

    This Power of Attorney has been signed by the following persons in the capacities indicated, on March 1, 2001.

Signature	Title

/s/ JEFFERY C. LOW Jeffery C. Low	Chairman
/s/ LAWRENCE J. FAGAN Lawrence J. Fagan	Director
/s/ YI-HENG LEE Yi-Heng Lee	Director
/s/ MARK P. LEVY Mark P. Levy	Director
/s/ ROBERT E. PETERSON Robert E. Peterson	Director
/s/ GEORGE J. POOL George J. Pool	Director
/s/ LYLE K. SNYDER Lyle K. Snyder	Director
/s/ KEITH D. TIBBLES Keith D. Tibbles	Director
/s/ FANNIE KUEI-FANG TSAI Fannie Kuei-Fang Tsai	Director
/s/ MARK W. WEBER Mark W. Weber	Director
/s/ EDWIN R. YOUNG Edwin R. Young	Director

QuickLinks

POWER OF ATTORNEY